UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 17, 2012
Date of Report (Date of earliest event reported)
IMMUNOTECH LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-57514	95-4834274

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

116 West Stocker Street, Glendale, California	91202

(Address of principal executive offices)	(Zip Code)
(818) 409-9091
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

In March 2012, Immunotech Laboratories, Inc. and collectively the Zhabilov Group, entered into a binding Release and Settlement Agreement with Viral Genetics Inc. and collectively the Viral Group and its principals that was approved by the court. The Settlement ends the almost 5-year-old lawsuit between the parties, dismissing all claims without admission of liability by any party.

The Company’s HIV/AIDS technology and the Zhabilov Group’s cancer therapeutics and detection technology intellectual property portfolio have grown considerably in these last five years. As a result, both the Company and the Zhabilov Group are now free to pursue possible partnerships and joint ventures at a much higher level that better reflect the value of the work.

Item 9.01                    Financial Statements and Exhibits

Exhibit

Number               Description

99.1                      Press Release

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOTECH LABORATORIES, INC.
Date: May 17, 2012	By:	/s/ Ara Ghanime
Ara Ghanime
President